Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore, 079903 Email: contact@onestop-audit.com Website: www.onestop-audit.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated April 22, 2025 in this Registration Statement on Form S-8, under the Securities Act of 1933, relating to the consolidated financial statements of Scienjoy Holding Corporation appearing in its Annual Report on Form 20-F of Scienjoy Holding Corporation for the year ended December 31, 2024.

Onestop Assurance PAC

Singapore

August 22, 2025